Exhibit 99.1

iCAD REPORTS FIRST-QUARTER 2017 FINANCIAL RESULTS

Total Revenues up 12.5% Year-Over-Year

Conference Call today at 4:30 p.m. ET

NASHUA, N.H. (MAY 2, 2017) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three-months ended March 31, 2017.

First-Quarter 2017 Highlights:

•	First-quarter total revenue of $6.8 million

•	Gross margin of $4.7 million or 69%

•	GAAP Net Loss of $0.5 million

•	Non-GAAP Adjusted EBITDA Loss of $1.5 million

•	Cash and cash equivalents of $9.5 million at March 31, 2017, no debt

“In the first-quarter of 2017, we achieved strong revenue growth compared to the prior year period. The growth reflects increased product sales in both our detection and therapy businesses in the U.S. and international markets,” said Ken Ferry, Chief Executive Officer. “Sales of PowerLook Tomo Detection and Mammo Detection Systems were particularly strong in the U.S. and international markets, significantly contributing to the year-over-year product sales growth. Moreover, with the Premarket Approval (PMA) of our PowerLook Tomo Detection by the FDA on March 24, 2017, we were pleased to generate initial sales of this latest innovation within days of the announcement in the U.S. We believe this underscores the underlying need for advanced interpretive software workflow tools to assist radiologists with the reading of 3D Tomo exams. In our U.S. reader study using PowerLook Tomo Detection, 20 radiologists read 240 Tomo exams with an average reduction in reading time of greater than 29% without compromise in detection accuracy.”

“As we look at additional growth drivers throughout 2017, we are making good progress adding customers in our skin brachytherapy business and procedure volume continues to grow nicely. We expect this business to become a more significant revenue catalyst over the course of the year,” added Mr. Ferry.

First-Quarter 2017 Financial Results

Revenue: Total revenue for the first quarter of 2017 increased 12.5% to $6.8 million from $6.0 million in the first quarter of 2016, reflecting a 54% increase in product revenue and a 9% decrease in service revenue as compared to the same period last year. Service revenue for the first quarter of 2017 was approximately 54% of total revenues compared to approximately 66% of total revenues in the first quarter of 2016.

	Three-months ended March 31,
	2017	2016	Change	% Change
Product revenue	$3,131	$2,028	$1,103	54.4%
Service revenue	3,660	4,010	(350)	(8.7)%

Total Revenue	$6,791	$6,038	$753	12.5%

Cancer detection revenue for the first quarter of 2017, which included revenue from digital mammography, breast density, and CT CAD platforms, as well as the associated service revenue, increased by 14% over the same period in 2016. These revenues include just a few selling days in the U.S. at the end of the first quarter of 2017 for the new PowerLook Tomo Detection software. Therapy revenue increased by 9%, which included Xoft® Axxent® Electronic Brachytherapy System® product sales as well as the associated service revenue.

	Three-months ended March 31,
	2017	2016	Change	% Change
Detection revenue
Product revenue	$2,667	$1,801	$866	48.1%
Service revenue	1,822	2,129	(307)	(14.4)%

Detection Revenue	$4,489	$3,930	$559	14.2%

Therapy revenue
Product revenue	$464	$227	$237	104.4%
Service revenue	1,838	1,881	(43)	(2.3)%

Therapy Revenue	$2,302	$2,108	194	9.2%

Total Revenue	$6,791	$6,038	$753	12.5%

Gross Profit: Gross profit for the first quarter of 2017 increased to $4.7 million, or 69% of revenue, compared with $4.2 million, or 69% of revenue, for the first quarter of 2016.

Operating Expenses: Total operating expenses for the first quarter of 2017 decreased to $5.1 million from $6.7 million for the first quarter of 2016. The year-over-year decrease reflects the gain on sale of the Company’s MRI assets which was partially offset by an increase in non-cash stock compensation expense as well as investments in strategic growth initiatives, including Marketing, Sales, and Product Development.

GAAP Net Loss: Net loss for the first quarter of 2017 was $(0.5) million, or $(0.03) per share, compared with net loss of $(2.5) million, or $(0.16) per share, for the first quarter of 2016. The GAAP Net Loss in Q1 2017 includes a gain on sale of the Company’s MRI assets of $2.5 million, which was considered a non-core asset. The sale was completed in January 2017 for $3.2 million.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(1.5) million for the first quarter of 2017, consistent with non-GAAP adjusted EBITDA loss of $(1.5) million for the first quarter of 2016. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2017 and 2016, respectively.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the first quarter of 2017 was $(2.9) million, or $(0.18) per share, compared with a non-GAAP adjusted net loss of $(2.7) million, or $(0.17) per share, for the first quarter of 2016. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended March 31, 2017 and 2016, respectively.

Cash and Cash Equivalents: As of March 31, 2017, the Company had cash and cash equivalents of $9.5 million, compared with $8.6 million as of December 31, 2016. This cash position primarily reflects an increase in cash from the sale of the MRI assets, which was partially offset by the use of cash from operations during the first quarter of 2017.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the first quarter financial results and provide a company update. The dial-in numbers are 800-263-8506 for domestic callers and 719-457-2083 for international callers. The conference ID is 6543529. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its second quarter 2017 financial results. In addition, a telephonic replay of the conference call will be available until May 16, 2017. The replay dial-in numbers are 844-512-2921 for domestic callers and 412-317-6671 for international callers. The replay conference ID is 6543529.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA-cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit or www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “would”, “could”, “consider”, “project”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2016, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LifeSci Advisors

Bob Yedid, 646-597-6989

Bob@lifesciadvisors.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except for per share data)

	Three-Months Ended March 31,
	2017	2016
Revenue:
Products	$3,131	$2,028
Service and supplies	3,660	4,010

Total revenue	6,791	6,038
Cost of revenue:
Products	420	190
Service and supplies	1,384	1,359
Amortization and depreciation	298	303

Total cost of revenue	2,102	1,852

Gross profit	4,689	4,186

Operating expenses:
Engineering and product development	2,574	2,271
Marketing and sales	2,902	2,496
General and administrative	2,034	1,626
Amortization and depreciation	122	286
Gain on sale of MRI assets	(2,508)	—

Total operating expenses	5,124	6,679

Loss from operations	(435)	(2,493)
Interest expense	(5)	(23)
Other income	—	5

Other expense, net	(5)	(18)
Loss before income tax expense	(440)	(2,511)

Tax expense	(17)	(22)

Net loss and comprehensive loss	$(457)	$(2,533)

Net loss per share:
Basic	$(0.03)	$(0.16)

Diluted	$(0.03)	$(0.16)

Weighted average number of shares used in computing loss per share:
Basic	16,135	15,826

Diluted	16,135	15,826

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$9,543	$8,585
Trade accounts receivable, net of allowance for doubtful accounts of $210 in 2017 and $172 in 2016	5,566	5,189
Inventory, net	3,478	3,727
Prepaid expenses and other current assets	1,043	1,128
Assets held for sale	—	1,304

Total current assets	19,630	19,933

Property and equipment, net of accumulated depreciation of $6,783 in 2017 and $6,538 in 2016	1,353	1,385
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,651 in 2017 and $7,518 in 2016	3,052	3,183
Goodwill	14,097	14,097

Total assets	$38,185	$38,651

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,714	$1,577
Accrued and other expenses	5,032	4,988
Notes and lease payable - current portion	22	86
Deferred revenue	5,172	5,372
Liabilities held for sale	—	832

Total current liabilities	11,940	12,855

Deferred revenue, long-term portion	589	668
Other long-term liabilities	124	83
Deferred tax	7	7

Total liabilities	12,660	13,613

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,352,843 in 2017 and 16,260,663 in 2016; outstanding 16,167,012 in 2017 and 16,074,832 in 2016	164	163
Additional paid-in capital	214,842	213,899
Accumulated deficit	(188,066)	(187,609)
Treasury stock at cost, 185,831 shares in 2017 and 2016	(1,415)	(1,415)

Total stockholders’ equity	25,525	25,038

Total liabilities and stockholders’ equity	$38,185	$38,651

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three-Months Ended March 31,
	2017	2016
Cash flow from operating activities:
Net loss	$(457)	$(2,533)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	133	247
Depreciation	287	342
Bad debt provision	37	102
Stock-based compensation expense	969	650
Amortization of debt discount and debt costs	—	(2)
Interest on settlement obligations	13	23
Gain from acquisition settlement	—	(249)
Loss on disposal of assets	—	1
Gain on sale of MRI assets	(2,508)	—
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	(433)	1,690
Inventory	251	(223)
Prepaid and other current assets	435	(31)
Accounts payable	137	40
Accrued expenses	8	(940)
Deferred revenue	(483)	(1,038)

Total adjustments	(1,154)	612

Net cash used for operating activities	(1,611)	(1,921)

Cash flow from investing activities:
Additions to patents, technology and other	(2)	(2)
Additions to property and equipment	(253)	(133)
Acquisition of VuComp M-Vu CAD	—	(6)
Sale of MRI assets	2,850	—

Net cash for investing activities	2,595	(141)

Cash flow from financing activities:
Stock option exercises	19	10
Taxes paid related to restricted stock issuance	(45)	(45)
Principal payments of capital lease obligations	—	(316)

Net cash used for financing activities	(26)	(351)

Increase/(decrease) in cash and equivalents	958	(2,413)
Cash and equivalents, beginning of period	8,585	15,280

Cash and equivalents, end of period	$9,543	$12,867

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three-Months Ended March 31,
	2017	2016
GAAP Net Loss	$(457)	$(2,533)
Interest Expense	5	23
Other income	—	(5)
Stock Compensation	969	650
Depreciation	287	342
Amortization	133	247
Tax expense	17	22
Loss on disposal of assets	—	1
Gain on sale of MRI assets	(2,508)	—
Gain from acquisition settlement	—	(249)
Acquisition related	37	52

Non-GAAP Adjusted EBITDA	$(1,517)	$(1,450)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except for per share data)

	Three-Months Ended March 31,
	2017	2016
GAAP Net Loss	$(457)	$(2,533)
Adjustments to net loss:
Loss on disposal of assets	—	1
Gain on sale of MRI assets	(2,508)	—
Gain from acquisition settlement	—	(249)
Acquisition related	37	52

Non-GAAP Adjusted Net Loss	$(2,928)	$(2,729)

GAAP Net Loss per share	$(0.03)	$(0.16)
Adjustments to Net Loss (as detailed above)	(0.15)	(0.01)

Non-GAAP Adjusted Net Loss per share	$(0.18)	$(0.17)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, loss on disposal of assets, gain on sale of assets, gain from acquisition settlement, and acquisition related expenses. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP Net Loss before provisions for the loss on disposal of assets, gain on sale of assets, gain from acquisition settlement, and acquisition related expenses. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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